Exhibit 99.1
Earnings News
Investor Relations Department Phone: 1-866-317-4677 www.arotech.com

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR, 2006
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Fourth quarter results reflect continuing improvement started in Q3 -
current backlog stands at $43.0 million

Ann Arbor, Michigan, March 29, 2007 - Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter and full year ending December 31, 2006.

Fourth Quarter Results

Revenues for the fourth quarter reached $14.1 million, compared to $12.7 million for the previous quarter and $15.2 million for the corresponding period in 2005.

Gross Profit for the quarter was $3.0 million, or 21% of Revenues, compared to $4.3 million or 28% of Revenues for the corresponding period in 2005.

The Company incurred an Operating Loss for the quarter of $(1.4) million versus $(2.9) last year. Included in the losses were $112,000 and $1.2 million in impairment costs in 2006 and 2005, respectively.

The Net Loss for the fourth quarter was $(2.1) million or $(0.19) per share versus $(3.3) million or $(0.54) per share in 2005. Included in the losses were $686,000 and $649,000 in net Financial Expenses in 2006 and 2005, respectively.

“Net Cash used in Operating Activities continues to improve versus the same period in 2005. The 3rd quarter 2006 was $711,000 better than last year while the 4th quarter was $4.8 million better than the same period a year ago. We have carefully controlled our costs and are optimistic about the outlook for this year. While the second half is always stronger in our business, we look forward, hopefully, to each quarter improving over the prior year’s comparable quarter,” said Robert S. Ehrlich, Chairman and CEO of Arotech.

“During the second half of 2006 we experienced increased demand for our Armor and Battery products. The consolidation of IES into Ann Arbor along with FAAC has clearly proven beneficial in terms of cost savings and synergies in product development,” continued Ehrlich.

“We are particularly pleased with progress in our Armor Division with the receipt in 2006 of the $22 million DAVID order - our largest ever single, funded order. We are starting to see improvement in the Armour of America unit of our Armor Division highlighted by the recent placement of a $2 million order from Boeing. The consolidation of AoA into our Auburn, Alabama MDT Armor facility has also generated cost savings as well as improved operations,” said Ehrlich.

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“Our Battery Division was awarded several new contracts for both primary and rechargeable batteries and chargers in 2006, and our Simulation Division is working on some significant large contract opportunities, several of which we hope will materialize in the second half of 2007,” continued Ehrlich

“We continue our primary focus of growing our divisions in revenue and profitability while being open to selective add-on acquisitions that will allow us to increase market share,” concluded Ehrlich.

Full Year Results

Revenues for the year ended 2006 were $43.1 million versus $49.0 million for the same period in 2005.

Gross Profit for 2006 was $10.6 million, or 25% of Revenues, compared to $14.7 million, or 30% of revenues, for the corresponding period in 2005.

The Company’s Operating Loss for the full year of 2006 was $(8.6) million, compared to an Operating Loss of $(21.3) million for 2005. Included in the losses were $316,000 and $12.3 million in impairment costs in 2006 and 2005, respectively.

The Net Loss was $(15.6) million or $(1.86) per share, compared to $(23.9) million or $(4.07) per share for 2005. Included in the losses were non-cash, net Financial Expenses of $7.7 million and $1.3 million for 2006 and 2005, respectively.

Cash Position at Year End

As of December 31, 2006, the Company had $2.4 million in cash and cash equivalents and a current ratio (current assets/current liabilities) of 1.8, versus $6.1 million in cash and cash equivalents and a current ratio of 1.4 in 2005. The Company ended the year 2006 with no long term financial debt versus $8.6 million in long term financial debt in 2005. The Company also had $1 million available in unused bank lines of credit at year end.

Stockholders’ Equity at the end of the year was approximately $55 million.

Conference Call

The Company will host a conference call tomorrow, Friday, March 30, 2007 at 9:00 am ET.  Those wishing to access the conference call should dial 1-800-310-1961 (U.S.) or 1-719-457-2692 (international) a few minutes before the 9:00 a.m. ET start time.  A replay of the conference call will be available starting Friday, March 30, 2007 at 10:30 am ET until Monday, April 2, 2007 at 11:59 p.m.  The replay telephone number is 1-888-203-1112 (U.S) and 1-719-457-0820 (international).  The replay pass code is: 3817492.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armoring, Simulation and Training, and Batteries and Power Systems.

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Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:
Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the results of our restructuring program. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31,		Three months ended December 31,
	2006	2005	2006	2005
Revenues	$43,120,739	$49,044,595	$14,087,306	$15,230,565
Cost of revenues	32,522,805	34,383,736	11,097,363	10,969,302
Gross profit	10,597,934	14,660,859	2,989,943	4,261,263
Research and development	1,601,454	1,300,429	366,454	54,977
Selling and marketing expenses	3,714,322	4,471,590	1,113,845	1,230,411
General and administrative expenses	11,455,545	14,862,435	2,382,949	3,988,126
Amortization of intangible assets	1,853,443	3,070,748	449,386	724,665
Impairment of goodwill and other intangible assets	316,024	12,256,756	111,965	1,204,150
Total operating costs and expenses	18,940,787	35,961,958	4,424,599	7,202,329
Operating loss	(8,342,853)	(21,301,099)	(1,434,656)	(2,941,066)
Other income	361,560	338,900	193,217	178,248
Financial expenses, net	(7,509,374)	(2,705,689)	(686,160)	(649,171)
Loss before minority interests in earnings of subsidiaries and tax expenses	(15,490,667)	(23,667,888)	(1,927,599)	(3,411,989)
Income taxes	(431,430)	(237,672)	(212,741)	77,088
Gain (loss) from affiliated company	354,898	(75,000)	73,723	(75,000)
Minority interests in loss (earnings) of subsidiaries	-	57,149	-	74,436
Loss from continuing operations	(15,567,199)	(23,923,411)	(2,092,560)	(3,335,465)
Loss from discontinued operations	-	(120,000)	-	80,000
Net loss	(15,567,199)	(24,043,411)	(2,092,560)	(3,255,465)
Deemed dividend to certain stockholders	(434,185)	-	-	-
Net loss attributable to common stockholders	$(16,001,384)	$(24,043,411)	$(2,092,560)	$(3,255,465)
Basic and diluted net loss per share from continuing operations	$(1.86)	$(4.07)	$(0.19)	$(0.54)
Basic and diluted net earnings (loss) per share from discontinued operations	$0.00	$(0.02)	$0.00	$0.01
Combined basic and diluted net loss per share	$(1.86)	$(4.09)	$(0.19)	$(0.53)
Weighted average number of shares outstanding	8,599,821	5,872,093	10,911,917	6,103,348

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